Table of Contents

Registration No. 333-290465

As filed with the Securities and Exchange Commission on March 23, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

MYX, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	7374	33-4488011
State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Email: management@legalstage.org

1325 Avenue of the Americas, Fl 4

New York, New York 10019

(323) 283-5054

(Address and telephone number of principal executive offices)

Business Filings Incorporated

8020 Excelsior Drive, Suite 200
Madison, WI 53717, USA

Phone: 800-981-7183

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective per section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

MYX

9,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of Common stock of Myx, Inc., and no public market exists for the securities being offered. Myx, Inc. is offering for sale a total of 9,000,000 shares of its Common Stock on a “self-underwritten” best effort basis. We will offer the shares at a fixed price of $0.02 per share, for the total amount of the offering of $180,000 net. We will offer them for a period not to exceed 270 days from the date of this prospectus; unless extended by our Board of Directors for an additional 90 days.

$0.02 x 9,000,000 = $180.000

As of the date of this prospectus, there are 5,000,000 shares of our common stock issued and outstanding. Our CEO and sole director, Tatyana Muyingo, owns 4,000,000 shares, or 80% of our outstanding common stock, and therefore currently exercises effective control over the Company. We are offering 9,000,000 shares of common stock in this offering, and our CEO does not intend to purchase any shares in this offering. Assuming the sale of all 9,000,000 shares, there will be 14,000,000 shares of common stock outstanding after this offering, of which Ms. Muyingo will own 4,000,000 shares, or approximately 28.6%. Although she will no longer own a majority of our outstanding shares following the offering, she will remain one of our major shareholders and, for so long as she continues to serve as our sole director and executive officer, will be able to exert significant influence over our management and corporate policies.

There is no minimum number of shares required to be sold by the Company to access the funds. However, there is a projected minimal threshold for us to implement our plan of operations. See the “Use of Proceeds” and “Plan of Distribution” sections for additional relevant information.

Myx, Inc. intends to have its common stock listed for quotation on the OTCQB Venture Market. However, there is presently no public market for our common stock, nor an active trading market for our securities may ever develop. Even if our trading market for our security is established, it may not be sustained. Furthermore, we will require the assistance of a market-maker to apply for quotation; but there is no guarantee that a market-maker will agree to assist us. There is no assurance that we will successfully develop a public market.

Myx, Inc. is a development stage startup. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Investing in our Class common stock involves risks. Before investing in our shares, you should carefully read this prospectus, particularly the Risk Factors section, beginning on page 5.

Myx, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The Company has irrevocably elected not to use the extended transition period for complying with new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Neither the U.S. Securities and Exchange Commission nor any State securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING PURCHASE OF THE GIVEN SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 6, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

i

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “MYX Inc.” Refers to MYX Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

You should read the following summary together with the more detailed business information, financial statements, and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, “Myx, Inc.,” “we,” “us,” “our,” or “the Company” refer to Myx, Inc., a Wyoming corporation.

General Information About Our Company

Myx, Inc. was incorporated in Wyoming on February 25, 2025. The Company has incurred losses since its inception. Myx, Inc. owns assets in the form of physical and intellectual property. Its principal asset is the Legal Stage platform (www.legalstage.org), a digital educational and informational platform designed to support cross-border collaboration within the performing arts sector.

The platform may be accessed by users from any jurisdiction; however, the Company does not conduct operations in the People’s Republic of China (“PRC”), does not market or provide services in the PRC, and does not have employees, contractors, assets, infrastructure, or business relationships located in the PRC. Incidental access by users located abroad, including in China, does not constitute PRC operations and does not subject the Company to PRC regulatory oversight.

The Company does not provide legal advice or legal services. Our executive officers are located in England, United Kingdom, and none of our executive officers are based in China.

Revenue Model

The revenue streams include tiered subscriptions, such as Free, Pro and Enterprise. As well as, help engaging with legal professionals for a fee, sponsored webinars and cultural partnerships.

We expect to generate revenue initially through subscription fees for access to the MYX Legal Stage platform and through marketing and promotional service contracts with business clients during the beta period, which began in May 2025. Following the full commercial launch of the platform, expected in mid-2026, we anticipate expanding our revenue model to include referral fees and commissions on service transactions conducted through the platform, as well as premium tools and paid features offered to users.

1

We are not a law firm, and we do not provide legal advice. We provide self-help legal information at our customers’ specific direction and general information on legal issues generally encountered. Independent, licensed attorneys will participate in our attorney network to provide services to our customers through our Legal Stage.

While we intend to engage in aforementioned business activity, there is no actual assurance that we will be successful in developing our products and services.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we anticipate to rise a minimum of $45,000 to finance the next twelve months as described in our Plan of Operations. Also, there is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering, or ever generate substantial revenue.

Our audited financial statements from inception February 25, 2025 through May 31,2025, reports limited revenue of 2,184 and a net loss of $99,083. Our independent registered public accounting firm has issued an audit opinion for MYX, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established the Company’s projects, developed a business plan, signed four (4) contracts, developed and launched a beta version of the digital platform. As part of our efforts to build a professional and a very capable team, we have six employment agreements with key personnel in addition to the employment agreement with our Chief Executive Officer. These team members are engaged in areas including platform development, marketing, operations, administration, and general startup company launch processes.

However, as of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We aim for a minimum funding of approximately $45,000 to conduct our proposed operations and pay all expenses for a minimum period of one year, including expenses associated with this offering and maintaining a reporting status with the Securities and Exchange Commission. If we are unable to obtain this funding, our business may fail. We do not anticipate earning some significant revenue until we enter into substantial commercial operations. Since we are presently in the development stage, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are therefore eligible to take advantage of certain reduced public company reporting requirements. These exemptions include, but are not limited to, reduced financial statement and executive compensation disclosures and relief from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We have irrevocably elected not to use the extended transition period for complying with new or revised accounting standards. As a result, we will adopt new or revised accounting standards in the same time periods as other public companies.

We are an emerging growth company and a smaller reporting company and therefore may take advantage of reduced reporting requirements available to such companies.

2

THE OFFERING

The Issuer:	MYX INC.
Securities Being Offered:	9,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:	The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 9,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Projected Net Proceeds to Our Company:	$180,000
Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Of these, 4,000,000 shares (80%) are held by our CEO and director, Tatyana Muyingo, giving her effective control over the Company prior to this offering. Our CEO does not intend to purchase any shares in this offering. If we are successful in selling all 9,000,000 shares offered hereby, we will have 14,000,000 shares issued and outstanding after the offering, of which Ms. Muyingo will own 4,000,000 shares, or approximately 28.6%, and she will remain one of our major shareholders.

280,000 shares of our common stock are held by our CFO Ana Gaetu, and 720,000 shares are held by several employees, none of whom hold more than 5% of our outstanding shares.

If we are successful at selling all the shares in this offering, we will have 14,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer, director, control person, and/or affiliates do not intend to purchase any shares in this offering. Please also see the Plan of Distribution section for additional information directly related to this subsection.

3

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from the Company’s audited financial statements as of and for the fiscal year ended May 31, 2025 and the Company’s unaudited interim financial statements as of and for the six months ended November 30, 2025 included elsewhere in this Registration Statement.

Balance Sheet Data

Financial Summary	November 30, 2025 (Unaudited)	May 31, 2025 (Audited)
Accounts receivable	39,700	27,200
Total Assets	85,544	73,533
Unearned Revenue	23,287	25,016
Total Liabilities	66,396	57,416
Total Stockholders’ Equity (Deficit)	19,148	16,117

Statement of Operations Data

	Six Months Ended November 30, 2025 (Unaudited)	Fiscal Year Ended May 31, 2025 (Audited)
Revenue	14,229	2,184
Total Expenses	(11,198)	(101,267)
Net Income (Loss)	3,031	(99,083)

4

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Our business and services subject the Company to complex regulations regarding the unauthorized practice of law, legal document processing and preparation, legal plans, privacy and other matters. These laws and regulations may result in claims, changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Our business involves providing services that meet the needs of our target customers and the industry we are in is subject to a variety of complex regulations.

Our business model includes the provision of services that represent an alternative to traditional legal services, which may subject us to allegations of unauthorized practice of law. It generally refers to help to engage with a law professional to give legal advice. However, laws and regulations defining UPL, and the governing bodies that enforce UPL rules, differ among the various jurisdictions in which we may operate. We may not be able to acquire engage licensed attorneys to provide legal advice to our customers, because we may not meet the regulatory requirement of being exclusively owned by licensed attorneys. We are also subject to laws and regulations that govern business transactions between attorneys and non-attorneys, including those related to the ethics of attorney fee-splitting and the corporate practice of law.

Therefore, Myx, Inc. faces regulatory risks due to offering legal-related services without being owned by licensed attorneys. Claims of unauthorized practice of law (UPL) rules may limit our operations, invite enforcement, or result in liability—potentially affecting our business and financial outcomes that may lead to our investors losing their money.

Regulation of legal document processing and preparation services varies among the jurisdictions in which we conduct business.

Regulation of our legal services will vary considerably among the insurance departments, bar associations and attorneys general of the particular regions in which we plan to offer our legal services. In addition, some states may seek to regulate our service as insurance or specialized legal service products. In this light, our processes may stagnate, which could lead to a failure of the business.

We are required to comply with laws and regulations related to privacy and the storing, use, processing, disclosure and protection of personal information and other customer data.

We are required to comply with a complex and evolving set of laws and regulations relating to privacy, data protection, and information security, including those governing the collection, storage, use, processing, disclosure, and safeguarding of personal information. These requirements include U.S. federal and state laws such as the California Consumer Privacy Act (CCPA), as well as other international privacy frameworks that may apply if we expand our operations or customer base into additional jurisdictions in the future.

Although the Company does not currently operate in the People’s Republic of China and is not subject to PRC laws or regulatory oversight, any future expansion into foreign markets may introduce additional compliance obligations and regulatory risks.

Non-compliance with applicable privacy or consumer protection requirements, or any perceived failure to adequately protect personal data, could result in investigations, regulatory enforcement actions, fines, penalties, litigation, or reputational harm. As our platform grows and our data-handling activities increase, we may face higher compliance burdens and escalating risks related to data security, privacy, and consumer-protection regulations.

5

Because our auditors have raised a going concern, there is a substantial uncertainty whether we will be able to continue operations, in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next year. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Myx, Inc. may continue to incur losses for the foreseeable future. If we are unable to achieve and sustain profitability, we may not be able to continue our operations or meet our financial obligations, which could ultimately lead to the failure of our business.

We are a company with limited operations, we have incurred considerable startup expenses that resulted in loses. In addition, in the near future, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are highly dependent upon the funds to be raised in this offering to run our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than a required amount needed to complete our intended operations for the year. We require the proceeds from this offering to start continue operations, as described in the “Plan of Operation” section of this prospectus.

As of May 31, 2025, we had no cash on hand. Our current assets consist primarily of accounts receivable and other non-cash assets. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where on going operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We anticipate a minimum funding of approximately $45,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Tatyana Muyingo, our CEO and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Muyingo has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any other arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to continue with activities and operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue with our business plan.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

Myx, Inc. commenced with initial business operations. However, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. During this beginning phase, we anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6

We have limited sales and marketing experience, which increases the risk that our business will fail.

We do not have a very extensive experience in the social media or internet industries, and have only nominal sales and marketing experience within the context of our industry. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

If we fail to provide high quality services, customer care and customer experience and add new services that meet our customers’ expectations, we may not be able to attract and retain customers.

The quality of our platform, customer care, and the services provided by licensed attorneys in our network is essential to attracting and retaining customers. While we plan to invest in developing our website, legal tools, and customer support infrastructure, as well as expand our offerings with services like legal plans, these efforts may not succeed if they fail to meet evolving customer expectations. Poor performance—by Legal Stage or participating attorneys—could harm our reputation and negatively affect our growth, revenue, and long-term prospects.

Our software may be displaced by newer technology.

The software development industries are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed used by us, or that would make our software obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products services do not result in any commercial success, our sales and revenues will decline.

Risks Related to Planned Use of Artificial Intelligence.

We plan to incorporate artificial intelligence into our platform to enhance certain functionality, including content organization, information structuring, and workflow efficiency. The planned use of AI involves risks common to technology-enabled platforms, including potential limitations in accuracy, data inputs, system performance, and evolving regulatory or industry standards. If our planned AI-supported features are delayed, do not perform as expected, or require modification as development progresses, our platform functionality, user experience, and business operations could be adversely affected.

Myx, Inc. faces strong competition that may limit its growth.

The digital legal services market is highly competitive, with many established platforms offering similar tools and resources. Although Legal Stage focuses on the unique legal needs of U.S.-China theatrical collaborations, we may struggle to attract users who are loyal to existing services. If we cannot gain sufficient market share or effectively differentiate our platform, our revenue, growth, and long-term prospects could be negatively affected and our investors may lose their money.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this young market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out-spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

7

If we fail to safeguard our customers’ information and privacy, our reputation as a Company may be harmed, customers may curtail or stop using our services and we may face claims and potential liabilities, which could adversely affect our business, results of operations, financial condition and future prospects.

Our online legal platform is likely to involve the receipt, use, storage, processing and transmission of information from and about some of our customers, some of which may be personal or confidential. We will rely on encryption and authentication technology licensed from third parties to secure the storage and transmission of customer information. Sophistication of intrusion techniques used to gain unauthorized access to or sabotage systems change frequently and are generally not recognized until launched against a target. We may be unable to anticipate these techniques or implement adequate preventative measures. Third parties may also attempt to fraudulently induce our employees or customers to disclose information in order to gain access to customer information. A third party that is able to circumvent our security measures could misappropriate customer or proprietary information or cause interruptions in our business and operations. Computer malware, viruses, hacking and phishing attacks, and spamming could also harm our business and operations. If an actual or perceived breach of our security measures occurs as a result of third-party action, employee error, malfeasance or otherwise, our reputation may be harmed, customers may curtail or stop using our services and we may face claims and potential liabilities, which could adversely affect our business, results of operations, financial condition and future prospects

Because our CEO and director will own more than 50% of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Tatyana Muyingo, our CEO, will own more than 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Muyingo may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

We depend to a significant extent on Tatyana Muyingo for almost all of our operations. The loss of Muyingo would have a substantial negative effect on our company and may cause our business to fail. Muyingo has not been compensated with cash yet. The loss of Muyingo’s services could prevent us from completing the development of our plan of operation and our business.

Because our CEO and director may only devote limited time to Myx Inc’s operations, our development of the business may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues.

Tatyana Muyingo, our CEO and director, will devote at least 30 hours per week to our operations. Because she will be devoting a substantial but not full-time amount of time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended, which could result in a lack of revenues and a possible cessation of operations.

Potential conflicts of interest related to our Chief Executive Officer.

Our CEO and sole director, Tatyana Muyingo, currently devotes substantial time to the Company. If she engages in other business activities in the future, such activities could create conflicts of interest that may adversely affect our business.

Our CEO and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Tatyana Muyingo, our CEO and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

8

Some of our officers do not reside full time in the United States. The U.S. stockholders may face difficulty in effecting service of process against our officers.

Our officers do not continuously reside in the United States. The U.S. stockholders could face difficulty in:

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

Emerging Growth Company and Smaller Reporting Company Status.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) because we have total annual gross revenues of less than $1.235 billion. As an emerging growth company, we may take advantage of certain reduced reporting requirements that are otherwise applicable to public companies.

For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We have elected not to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and this election is irrevocable.

We also qualify as a “smaller reporting company” because our public float is less than $250 million and our annual revenues are less than $100 million. As a result, even if we cease to be an emerging growth company, we will continue to be permitted to provide scaled disclosure as a smaller reporting company.

We will remain an emerging growth company until the earliest of:

•	he last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more,
•	the last day of the fiscal year following the fifth anniversary of this offering,
•	the date on which we become a large accelerated filer, or
•	the date on which we have issued more than $1 billion in non-convertible debt during any three-year period.

Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on February 25,2025 and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our CEO, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the anticipated proceeds in the amount of $45,000 from this offering, we may have to seek alternative financing to implement our business plan.

9

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company’s securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Muyingo does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Muyingo does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not currently listed on any public exchange, and there is no existing market for our common stock. While we plan to apply for quotation on the OTCQB Venture Market, there is no guarantee that our application will be approved or that a market will develop. Without a public trading market, it may be difficult or impossible for investors to sell their shares or realize any return on their investment.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit our shareholders’ ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Before recommending inexpensive speculative securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit one’s ability to buy and sell our shares, harm the market for our shares, and thereby reduce our share price.

The company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 90,000,000 shares of common stock, par value $0.02 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 9,000,000 shares being offered in this offering, we would have 14,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Related to Third-Party and Open-Source Technology.

The Company may rely in part on licensed third-party technologies and open-source software in the development of its platform. Such reliance may expose the Company to risks, including:

•	termination or modification of license agreements
•	failure to renew licenses on commercially reasonable terms
•	compliance obligations under open-source licenses
•	potential claims related to intellectual property rights

If the Company is unable to maintain appropriate rights to such technologies or fails to comply with license terms, its business, financial condition, and results of operations could be adversely affected.

10

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description Gross proceeds	If 25% Sold ($45,000)	If 50 Sold ($90,000)	If 75% Sold ($135,000)	100% Sold ($180,000)
Platform Development	$15,000	$35,000	$55,000	$75,000
Marketing & Client Acquisition	$6,000	$15,000	$25,000	$35,000
General & Administrative (G&A)	$6,000	$12,000	$20,000	$28,000
Legal, Accounting & Compliance	$4,000	$8,000	$12,000	$16,000
Contingency / Working Capital	$4,000	$10,000	$13,000	$16,000
Total Net Proceeds	$35,000	$80,000	$125,000	$170,000
Offering Expenses (fixed)*	$10,000	$10,000	$10,000	$10,000
Total Gross Proceeds	$45,000	$90,000	$135,000	$180,000

*Not from the offering secured funds (Director loaned)

The above figures represent only estimated costs. Tatyana Muyingo, is willing to loan the Myx, Inc. funds if needed. These loans would be necessary if the proceeds from this offering are not sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets. Ms. Muyingo will not be paid any compensation from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Muyingo. Ms. Muyingo will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

11

DILUTION

Dilution represents the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is determined by subtracting total liabilities and intangible assets from total assets.

As of November 30, 2025, our net tangible book value was $(15,296), or $(0.0031) per share, based on 5,000,000 shares of common stock issued and outstanding.

After giving effect to the sale of up to 9,000,000 shares of common stock in this offering at an assumed public offering price of $0.02 per share, and after deducting estimated offering expenses of $10,000 payable by us, our net tangible book value would increase as shown below.

Percentage of Funding	100%	75%	50%	25%
Gross proceeds	$180,000	$135,000	$90,000	$45,000
Less: offering expenses	($10,000)	($10,000)	($10,000)	($10,000)
Net proceeds to Company	$170,000	$125,000	$80,000	$35,000
Offering price per share	$0.02	$0.02	$0.02	$0.02
Shares sold in offering	9,000,000	6,750,000	4,500,000	2,250,000
Shares outstanding after offering	14,000,000	11,750,000	9,500,000	7,250,000
Net tangible book value before offering	$(15,296)	$(15,296)	$(15,296)	$(15,296)
Net tangible book value per share before offering	$(0.0031)	$(0.0031)	$(0.0031)	$(0.0031)
Net tangible book value after offering	$154,704	$109,704	$64,704	$19,704
Net tangible book value per share after offering	$0.0111	$0.0093	$0.0068	$0.0027
Increase in book value per share	$0.0142	$0.0124	$0.0099	$0.0058
Dilution per share to new investors	$0.0089	$0.0107	$0.0132	$0.0173
Dilution as a percentage of offering price	44.5%	53.5%	66.0%	86.5%
Ownership by existing shareholders	35.7%	42.6%	52.6%	69.0%
Ownership by new investors	64.3%	57.4%	47.4%	31.0%

12

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

As an emerging growth company, we are permitted to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for adopting new or revised accounting standards. However, we have irrevocably elected not to use this extended transition period and will comply with new or revised accounting standards as they become applicable to public companies.

This election is irrevocable.

As we have irrevocably elected not to use the extended transition period, our financial statements will be prepared in accordance with new or revised accounting standards when they become applicable to public companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As of November 30, 2025, we had no cash on hand. Our current assets consist primarily of accounts receivable and other non-cash assets. We do not believe that these assets alone are sufficient to fund our operations for a sustained period of time. We will require additional capital to continue our planned business activities.

13

We plan to utilize funds from Tatyana Muyingo, our Chairman and President, who has indicated a willingness to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Muyingo has made no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next year, we require a minimum of $45,000 of funding from this offering. Being a development stage company, we have very limited operating history. Our principal executive offices are located at 1325 Avenue of the Americas, Fl 4 New York, New York 10019. Our phone number is (323) 283-5054.

We are an early-stage company and have generated limited operating revenue to date. As of November 30, 2025, cumulative revenue since inception totaled $16,413. While the Company generated net income of $3,031 for the six months ended November 30, 2025, it continues to operate with limited liquidity and a working capital deficit.

Our independent registered public accounting firm has issued a going concern opinion in connection with our audited financial statements for the fiscal year ended May 31, 2025. Although we have begun generating revenue, substantial doubt remains about our ability to continue as a going concern without additional capital.

To meet our need for cash, we are attempting to raise funds through this offering. If we are unable to generate sufficient revenue or obtain additional financing, we may be required to scale back operations or cease operations entirely. Even if we raise $180,000 from this offering, additional financing may be required to support continued business growth.

14

PLAN OF OPERATIONS

The Company is developing Legal Stage™, a bilingual digital platform that will provide educational legal content, industry-specific contract templates, organizational tools, and access to independent legal professionals. The Company will not be a law firm and will not provide legal advice, legal representation, or customized document preparation. All templates will be general, standardized educational materials, and any legal services will be provided solely by independent licensed professionals identified by users through the platform. The platform is designed for scalability and future integration of self-learning AI tools to enhance user education and document navigation.

Operational Plan and Intended Offerings

The Company’s operations will consist of:

(i)	completing and refining development of the Legal Stage™ platform;
(ii)	expanding the directory of independent professionals;
(iii)	improving platform functionality based on user testing feedback; and
(iv)	scaling client acquisition through targeted marketing.

These components support continued platform expansion and future AI-enhanced user tools.

Development Timeline and Milestones

May–July 2026 (Release Candidate (RC) Development and Testing)

•	Completion of the beta version of the platform.
•	Beta modules will include the Legal Academy, Contract Templates Library, and communication tools.
•	Initial database of attorneys, solicitors, notaries, and consultants.
•	Entry into two discounted subscription agreements to test platform functionality.

Beta testing will also inform early AI training datasets.

July–September 2026 (Full Version Completion)

•	Completion of the full version by September 2026.
•	UX improvements and functional updates based on beta feedback.
•	Continued onboarding of independent consultants.

The design will support future AI-driven learning modules without redevelopment.

September–November 2026 (Client Outreach and Refinement)

•	Launch of digital marketing campaigns.
•	Ongoing improvements to the Legal Academy and Contract Templates Library interface.
•	Negotiation of partnership agreements with additional firm clients.

These refinements will support optional personalization tools informed by user activity.

15

December 2026 (Educational Webinars)

•	A series of webinars introducing cross-border practices, demonstrating platform features, and expanding the user base.

Webinars will also strengthen future automated learning pathways.

January–February 2027 (Full Public Launch)

The Company expects to publicly launch the refined platform with all modules, including:

•	Legal Academy
•	Contract Templates Library
•	Consultation Directory
•	Cultural Exchange Forum
•	Client management tools

At launch, the Company anticipates:

•	a growing base of independent professionals, and
•	an active pipeline of subscription clients.

We expect to begin offering access to standardized templates starting with the public launch in January–February 2027.

The platform will be structured to support rapid scaling and optional AI-enhanced self-learning tools.

Our platform will incorporate artificial intelligence to enhance content organization, document classification, and workflow efficiency across our legal-information and cultural guidance tools. AI is used to assist with structuring information, identifying relevant resources, and improving user navigation and personalization within the platform. The Company intends to develop and maintain its core platform architecture as proprietary technology owned by the Company. In addition, the Company may integrate certain third-party technologies under commercial license agreements where management determines such licensing to be operationally efficient or strategically beneficial. The Company may also utilize industry-standard open-source software components in connection with its development activities. Any open-source software utilized will be subject to customary license compliance procedures and internal review to ensure that such use does not materially restrict the Company’s ability to protect or commercialize its proprietary technology. The Company does not currently rely on any single third-party technology that is material to its business operations.

AI is intended to support, rather than replace, human judgment and does not provide legal advice or decision-making services.

Revenue Model

The Company expects to generate revenue through:

•	Subscription agreements for access to educational modules, templates, and platform tools.
•	Digital marketing and promotional services, performed internally for selected clients.
•	Digital marketing and promotional services represent a distinct line of business the Company intends to continue offering.
•	Partnership programs with independent professionals (technology/marketing services only; no fee sharing for legal services).

Future corporate consulting services, including company registration support, business planning, and communications assistance for arts-sector clients, may be introduced within approximately six months of launch depending on demand and resources.

These services may integrate optional AI-assisted guidance tools.

Legal Document Services

The Company will provide only standardized, non-customizable templates as part of its Contract Templates Library.

16

Legal Limitations on Services

The Company will not:

•	provide legal advice;
•	prepare or customize documents for client-specific needs;
•	participate in the practice of law.

All materials will be offered solely as general self-help educational resources.

This model maintains regulatory clarity while allowing future technological expansion.

Expense Plan: (45,000$)

No.	Month expenditure	Amount
month		USD ($)
1	Office lease	550
1	Furniture and equipment	800
1	Accountant	250
1	Phone, Internet, utilities and other miscellaneous expenses	200
1	Market research, Information gathering, database building	800
2	Office lease	650
2	Phone, Internet, utilities and miscellaneous expenses	200
2	Accountant	350
2	Market research, Information gathering, building database	800
3	Office lease	650
3	Phone, Internet, utilities and miscellaneous expenses	200
3	Translation services	450
	Marketing, brand and design services
3	Market research, Information gathering, building database	250
3	Office lease	800
4	Phone, Internet, utilities and miscellaneous charges	350
4	Accountant	350
4	Travel, transport and per diems (flights, accommodation, meals)	250
4	Website	4000
4	Office lease	1300
5	Phone, Internet, utilities and other miscellaneous charges	350
5	Accountant	350
5	Website, marketing	450
5	Office lease	1200
6	Phone, Internet, utilities and other miscellaneous charges	350
6	Accountant	350
6	Website, marketing	250
6	Travel and perdiems (flights, accommodation, meals, entertainment expenses)	1200
6	Development of the app	1000
7	Office lease	4000
7	phone, Internet, utilities and miscellaneous charges	350
7	Accountant	350
7	Website, app marketing	250
7	Manager	1200
8	Office lease	1350
8	phone, Internet, utilities and other miscellaneous charges	350
8	Accountant	300

17

8	Website and app marketing	250
8	Manager	1200
8	Translation services	350
9	Office lease	1450
9	Phone, Internet, utilities and other miscellaneous charges	350
9	Accountant	300
9	Website and app marketing	250
9	Manager	1200
10	Office lease	1450
10	Phone, Internet, utilities and other miscellaneous charges	350
10	Accountant	350
10	Website and app marketing	550
10	Consultancy manager salary	1200
11	Office lease	1350
11	Phone, Internet, utilities and other miscellaneous charges	350
11	Accountant	350
11	Website and app marketing	1300
11	Manager	500
12	Office lease	1350
12	Phone, Internet, utilities and miscellaneous charges	200
12	Accountant	350
12	Website and app marketing	1800
12	Manager	1350
	TOTAL: 12 months	45 000

18

Expense Plan: (90,000$)

No. month	Month expenditure	Amount USD ($)
1	Office lease	700
1	Furniture and equipment	1600
1	Accountant	500
1	Phone, Internet, utilities and other miscellaneous charges	400
1	Information gathering, database creation	1600
1	Market analysis	2000
2	Clients research and attraction systems, networking and events	4000
2	Office lease	700
2	Phone, Internet, utilities and other miscellaneous charges	400
2	Accountant	500
2	Information gathering, database creation	1600
2	Equipment maintenance	200
3	Business structure improvements, training, seminars, innovations	2000
3	Office lease	900
3	Phone, Internet, utilities and other miscellaneous charges	400
3	Design, brand development, translation	900
3	Information gathering, database broadening	200
3	Office lease	1600
4	Phone, Internet, utilities and other miscellaneous charges	3000
4	Translation services	700
4	Design, brand development, translation	400
4	Information gathering, database expansion	500
4	Concepts development of projects and its management	2000
5	Office lease	2800
5	Phone, Internet, utilities and other miscellaneous expenses	700
5	Accountant	400
	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	500
5	Website expansion	2400
		0
6	Office lease	700
6	Phone, Internet, utilities and other miscellaneous charges	400
6	Accountant	500
6	Office lease	2400
6	Phone, Internet, utilities and other miscellaneous charges	2000
6	Accountant	8000
6	Improvement of website & app listings	200
7	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	700
7	App software development	400
7	Office lease	500
7	Phone, Internet, utilities and other miscellaneous charges	2400
7	Accountant	700
7	Improvement of website & app listings	900
8	Manager	700

19

8	App software development	400
8	Office lease	500
8	Phone, Internet, utilities and other miscellaneous charges	2400
8	Accountant	700
8	Improvement of website & app listings	900
9	Manager	700
9	Translation services	400
9	Office lease	500
9	Phone, Internet, utilities and other miscellaneous charges	2400
9	Accountant	700
9	Manager	700
10	Office lease	400
10	Phone, Internet, utilities and other miscellaneous charges	500
10	Accountant	2400
10	Improvement of website & app listings	700
10	Manage	4000
10	Other marketing expenditure	700
11	Office lease	400
11	Phone, Internet, utilities and other miscellaneous charges	500
11	Accountant	2400
11	Improvement of website & app listings	700
11	Manger	2800
11	Equipment maintenance	700
12	Office lease	400
12	Phone, Internet, utilities and other miscellaneous charges	500
12	Accountant	3000
12	Improvement of website & app listings	700
12	Manager	4800
	TOTAL: 12 months	90000

20

Expense Plan: (135,000$)

No. month	Month expenditure	Amount USD ($)
1	Office lease	700
1	Office furniture and equipment	1600
1	Staff salary	1000
1	Phone, Internet, utilities and other miscellaneous charges	400
1	Information gathering, database expansion	1600
1	Website development	3000
1	Design, pricing analysis, sales planning	1200
1	Installation of own accounting systems (licenses, software)	2200
2	Office lease	700
2	Phone, Internet, utilities and other miscellaneous charges	400
2	Staff salary	2000
2	Information gathering, database expansion	1600
2	Maintenance costs and equipment operation	200
2	Website optimization in search systems, logo development, site identity	3300
3	Office lease	700
3	Phone, Internet, utilities and other miscellaneous charges	400
3	Translation expenses	900
	Staff salary	2000
3	Brand and design expenses	400
3	Information gathering, database expansion	1600
3	Equipment maintenance	200
3	Website search systems optimization	2700
3	Office lease	700
4	Phone, Internet, utilities and other miscellaneous charges	400
4	Staff salary	2000
4	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	2000
4	Equipment maintenance	200
4	Website search system optimization, web technical improvements	3700
4	Office lease	700
5	Phone, Internet, utilities and other miscellaneous charges	400
5	Staff salary	3000
5	Equipment maintenance	200
5	Website search system optimization, web technical improvements	4100
5	Office lease	700
6	Phone, Internet, utilities and other miscellaneous charges	400
6	Staff salary	2000
6	Enterprise structure optimization	2800
6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	2000
		0
6	Mobile app development payment	8000
6	Accountant	1600
6	Improvement of website and app listings	400

21

6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	3800
7	App development	700
7	Furniture equipment	400
7	Equipment maintenance	3000
7	Improvement of search systems, project management, coordination and supervision, reputation management	4400
7	Office lease	8000
7	Phone, Internet, utilities and other miscellaneous charges	200
8	Staff salary	700
8	Improvement of search systems, project management, coordination and supervision, reputation management	400
8	App development	5000
	Equipment maintenance	4200
8	Office lease	900
8	Phone, Internet, utilities and other miscellaneous charges	700
9	Staff salary	400
9	Improving search listings, project management, coordination and supervision	3000
9	Translation services	4200
9	Office lease	700
10	Phone, Internet, utilities and other miscellaneous charges	400
10	Staff salary	4000
10	Promotion in search systems, project management (coordination and supervision)	4200
10	Expenditure for promotion, conferences and seminars	4000
11	Office lease	700
11	Phone, Internet, utilities and other miscellaneous charges	400
11	Staff salary	4000
11	Promotion in search systems, project management (coordination and supervision)	4200
12	Office lease	700
12	Phone, Internet, utilities and other miscellaneous charges	400
12	Staff salary	3000
12	Online listings upgrades, project management, coordination and supervision	4200
	TOTAL: 12 months	135000

22

Expense Plan: (180,000$)

No. month	Monthly expenditure	Amount USD ($)
1	Office lease	800
1	Equipment and furniture	2400
1	Staff salary	2000
1	Phone, Internet, utilities and other miscellaneous charges	800
1	Information gathering, database expansion	1600
1	Website	3400
1	Optimization of business strategies, design, pricing, sales planning	5000
1	Installation of own accounting systems (licenses, software)	2000
2	Office lease	800
2	Phone, Internet, utilities and other miscellaneous charges	800
2	Staff salary	3000
2	Information gathering, database expansion	1600
2	Equipment maintenance	200
2	Online listings optimization, brand and logo	3700
3	Internal assessment, self audit, benchmarking, quality control	6000
3	Office lease	800
3	Phone, Internet, utilities and other miscellaneous charges	800
3	Translation services	900
3	Staff salary	3000
3	Design brand development	400
3	Information gathering, database expansion	1600
3	Equipment maintenance	200
3	Online listings upgrades	3100
4	Improving structural organization of the company, external consultant	4000
4	Office lease	800
4	Phone, Internet, utilities and other miscellaneous charges	800
4	Staff salary	3000
4	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	2000
4	Equipment maintenance	200
4	Optimization in search engines, technical improvements of the website	4100
4	Staff and management training	2000
5	Office lease	800
		0
5	Phone, Internet, utilities and other miscellaneous charges	800
5	Staff salary	3000
5	Equipment maintenance	200
5	Optimization in search engines, website development	4300
6	Office lease	800
6	Phone, Internet, utilities and other miscellaneous charges	800
6	Staff salary	3000

23

6	Seminars, motivational trainings, new methods introduction, optimization of the management structure	2000
6	Travel expenses, per diems, (flights, accommodation, meals, other miscellaneous)	2000
6	App development	8000
6	Office furniture and equipment	2400
6	Equipment maintenance	400
6	Improving search engines listings, project management, coordination and supervision, reputation management	4100
6	Broadening business functions, introduction of sub-units	4000
7	Office lease	800
7	Phone, Internet, utilities and other miscellaneous charges	800
7	Staff salary	3000
7	Search engines listings improvements, project management (coordination and supervision)	3000
7	Mobile app installation and guide	8000
7	Equipment maintenance	400
7	Design, development and improvement of database management systems, automation processes, implementation of special applications	4500
7	Certificates of international standards	4700
8	Office lease	800
8	Phone, Internet, utilities and other miscellaneous expenses	800
8	Staff salary	3000
8	Search engines listings, project management (coordination and supervision)	4100
8	Translation services	900
9	Office lease	800
9	Phone, Internet, utilities and other miscellaneous charges	800
9	Staff salary	3000
9	Optimization of search engine listings, project management (coordination and supervision)	4100
		0
9	Staff training, team building, seminars, conferences	3400
10	Office lease	800
10	Phone, Internet, utilities and other miscellaneous charges	800
10	Staff salary	3000
10	Search engine listings improvement, project management (coordination and supervision)	4100
10	Advertising	4000
11	Office lease	800
11	Phone, Internet, utilities and other miscellaneous charges	800
11	Staff salary	3000
11	Search engine listings	4100
11	Problem solving	2600
12	Office lease	800
12	Phone, Internet, utilities and other miscellaneous charges	800
12	Staff salary	3000
12	Website online ranking boosting	4100
12	The generalization of the results of market analysis, analysis of services sector	2000
	TOTAL: 12 months	180000

24

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description Gross proceeds	If 25% Sold ($45,000)	If 50% Sold ($90,000)	If 75% Sold ($135,000)	100% Sold ($180,000)
Platform Development	$15,000	$35,000	$55,000	$75,000
Marketing & Client Acquisition	$6,000	$15,000	$25,000	$35,000
General & Administrative (G&A)	$6,000	$12,000	$20,000	$28,000
Legal, Accounting & Compliance	$4,000	$8,000	$12,000	$16,000
Contingency / Working Capital	$4,000	$10,000	$13,000	$16,000
Total Net Proceeds	$35,000	$80,000	$125,000	$170,000
Offering Expenses (fixed)*	$10,000	$10,000	$10,000	$10,000
Total Gross Proceeds	$45,000	$90,000	$135,000	$180,000

Description Gross proceeds	If 25% Sold ($45,000)	If 50% Sold ($90,000)	If 75% Sold ($135,000)	100% Sold ($180,000)
Platform Development	$15,000	$35,000	$55,000	$75,000
Marketing & Client Acquisition	$6,000	$15,000	$25,000	$35,000
General & Administrative (G&A)	$6,000	$12,000	$20,000	$28,000
Legal, Accounting & Compliance	$4,000	$8,000	$12,000	$16,000
Contingency / Working Capital	$4,000	$10,000	$13,000	$16,000
Total Net Proceeds	$35,000	$80,000	$125,000	$170,000
Offering Expenses (fixed)	$10,000	$10,000	$10,000	$10,000
Total Gross Proceeds	$45,000	$90,000	$135,000	$180,000

*Note from the offering secured funds (Director loaned)

Complete Our Public Offering

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to offer our services and products for profit.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have recognized limited revenue as of November 30, 2025. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

25

RESULTS OF OPERATIONS

From Inception on February 25, 2025 to November 30, 2025

During this period, the Company incorporated its operations, finalized its business plan, secured multiple client agreements, and continued development of its platform. Equipment was received from a director as a capital contribution, and platform development activities were completed.

As of November 30, 2025, the Company’s accumulated deficit totaled $96,052.

During the period from inception through November 30, 2025, the Company entered into four revenue-generating client agreements and one agreement with a third-party vendor, as described below:

Subscription Agreements.

The Company entered into two Subscription Agreements with different corporate clients on April 3, 2025 and April 14, 2025. Each agreement has a twelve-month term beginning May 1, 2025 and a total contract value of $1,100.

From inception through November 30, 2025, $1,288 of revenue has been recognized under these agreements in accordance with ASC 606, of which $184 was recognized during the fiscal year ended May 31, 2025 and $1,104 was recognized during the six months ended November 30, 2025.

The total invoiced amount of $2,200 is recorded as accounts receivable. The remaining undelivered portion of $912 is recorded as unearned revenue as of November 30, 2025.

Each Subscription Agreement may be terminated by either party with thirty (30) days’ written notice, and no refunds are provided in the event of early termination.

Marketing Services Agreement.

On May 1, 2025, the Company entered into a Cross-Platform Marketing Services Agreement with a corporate client for a twelve-month term and a total contract value of $25,000.

From inception through November 30, 2025, $14,500 of revenue has been recognized under this agreement, consisting of $2,000 recognized during the fiscal year ended May 31, 2025 and $12,500 recognized during the six months ended November 30, 2025, as performance obligations were satisfied.

Because payment has not yet been received, the full contract value of $25,000 remains recorded as accounts receivable as of November 30, 2025. The remaining undelivered portion of $10,500 is recorded as unearned revenue.

The agreement may be terminated early only by mutual written consent of the parties.

26

Data Access and Analytics Services Agreement

 On November 15, 2025, the Company entered into a Data Access & Analytics Services Agreement with a corporate client for a twelve-month term running from November 15, 2025 through November 14, 2026, with a total contract value of $12,500.

Revenue under this agreement is recognized ratably over the service term in accordance with ASC 606. From November 15, 2025 through November 30, 2025, the Company recognized $625 in revenue.

The full contract value of $12,500 has been invoiced and is recorded as accounts receivable. The remaining unearned portion of $11,875 is recorded as unearned revenue as of November 30, 2025.

Development Agreement with Vendor.

The Company also entered into a short-term Development Agreement with a third-party vendor for platform development services. This agreement did not generate revenue during the reporting period. The agreement does not contain a separate termination clause; however, under its terms, any modification or early termination may be made only by mutual written consent of the parties.

These agreements represent the Company’s earliest operational activity and are consistent with its development-stage nature. The Company anticipates entering into additional subscription agreements as the full platform is launched and commercialized.

Interim Activity.

For the six months ended November 30, 2025, the Company recognized total revenue of $14,229, consisting of:

•	$1,104 in subscription revenue,
•	$12,500 in marketing services revenue, and
•	$625 in data access and analytics revenue.

As of November 30, 2025, the Company recorded $39,700 in accounts receivable representing amounts invoiced but not yet collected under executed agreements. Unearned revenue totaled $23,287, reflecting consideration billed but not yet earned as performance obligations continue to be satisfied.

The Company monitors accounts receivable on an ongoing basis and evaluates collectibility at contract inception and throughout the life of each agreement. Management believes the outstanding receivables as of November 30, 2025 are collectible based on contractual payment terms and ongoing communications with customers. The Company has not experienced historical credit losses and, accordingly, no allowance for doubtful accounts was recorded as of November 30, 2025.

No agreements were amended or terminated during the period.

27

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2025, the Company had no cash on hand. Our current assets consist of accounts receivable of $39,700, primarily from subscription agreements, a marketing services agreement, and a data access and analytics services agreement. We also report non-cash assets consisting of capitalized software development costs of $40,000 and office equipment contributed by our CEO valued at $15,200.

Since inception, we have funded our operations primarily through non-cash contributions and service agreements. These contributions included office equipment and software development efforts performed by contractors, which have been capitalized as intangible assets. As a result, our capital resources to date have been limited, and our operations have been focused on platform development and initial commercialization.

From inception through November 30, 2025, the Company has generated cumulative revenue of $16,413 and reported net income of $3,031 for the six months ended November 30, 2025. However, the Company continues to operate with limited liquidity and a working capital deficit. Operating cash flows have primarily reflected non-cash items, including amortization, depreciation, and working capital changes. In addition, previously capitalized software development costs included non-cash transactions presented in the supplemental schedule of non-cash investing activities. Although the Company has begun generating revenue, substantial doubt remains about the Company’s ability to continue as a going concern without additional funding.

Since inception, we have issued 4,000,000 shares of common stock to our CEO and director, 280,000 shares to our CFO, and 720,000 shares to other employees as stock-based compensation under their respective employment agreements. These shares were issued at a par value of $0.02 per share for total consideration of $100,000 recognized as compensation expense.

To address our liquidity needs, we are offering 9,000,000 shares of common stock at a price of $0.02 per share pursuant to this offering. If the offering is fully subscribed, we expect gross proceeds of $180,000 before deducting offering expenses estimated at $10,000. We plan to allocate the net proceeds toward continued platform development, marketing efforts, operational infrastructure, and key personnel expenses, as outlined in our “Use of Proceeds” section.

Our future liquidity will depend on the successful completion of this offering, the collection of outstanding accounts receivable, the execution of additional subscription and service agreements, and potential financing through equity or debt. There can be no assurance, however, that additional financing will be available on acceptable terms, or at all.

We intend to raise funds in order to proceed with our plan of operations. We may utilize funds from our director, Tatyana Muyingo, who has indicated a willingness to loan the Company funds to complete the registration process if offering proceeds are insufficient. However, Ms. Muyingo has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to proceed with our 12-month plan of operations, we require a minimum of $45,000. We cannot guarantee that we will be able to sell any or all of the shares required to satisfy our one-year financial requirements. If successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the long term, we may require additional financing. We do not currently have arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions and investor acceptance of our business plan.

Our auditors have issued a going concern opinion, meaning that there is substantial doubt regarding our ability to continue as an ongoing business for the next twelve months without obtaining additional capital. Although the Company has begun generating revenue, additional capital will be required to sustain operations and implement its business strategy. If this offering is fully subscribed, we expect the proceeds to support operations for approximately one year and to cover the material costs associated with becoming a publicly reporting company, including estimated reporting costs of approximately $10,000.

The Company will have to meet all financial disclosure and reporting requirements associated with being a publicly reporting company. Management will need to devote additional time and resources to compliance with regulatory requirements, including those under the Sarbanes-Oxley Act of 2002, which could impact the implementation of its business plan.

Should the Company fail to raise a minimum of $45,000 under this offering, it may be forced to scale back or abandon portions of its 12-month plan of operations.

28

DESCRIPTION OF BUSINESS

In General

Legal Stage™ is a bilingual digital platform designed to bridge the U.S. and Chinese theatrical industries by offering legal education, contract tools, and cultural guidance for artists and producers. Its mission is to make legal support accessible and tailored for international performing arts professionals. Core features include a Legal Academy, contract templates, lawyer consultations, and a cultural exchange forum. The platform targets creatives and institutions engaged in cross-border productions, with revenue generated through tiered subscriptions, legal consultations, and partnerships. In a globalizing theatre landscape, Legal Stage uniquely combines law, language, and creativity to meet the rising demand for legal clarity in international arts.

Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company. It is possible that won’t be able to achieve profitability and we might be forced to cease operations due to the lack of funding.

Other services we intend to provide and potential clients

The Company will also provide corporate consulting services. We will provide a range of services to individuals and organizations, with particular emphasis on arts:

Company registration/incorporation, sole proprietor or corporation registration/consultation, strategic business planning, and communication with various institutions. Specific services will be provided either by MYX, Inc. or via our network of other professional with particular expertise in arts.

We are not a law firm

MYX, Inc, won’t provide legal advice. The Company will provide self-help information at our customers’ specific direction and general information on legal issues generally encountered. Independent, licensed attorneys will participate in our attorney network to provide services to our customers through our platform.

Marketing

We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company through various internet technologies.

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its target market. We want to develop an online presence by developing the visibility of our Platform. MYX, Inc. intends to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising as well as advertisements on social networking websites.

29

We plan to sell our product and offer our services through direct mail, email, cold calls, business meetings and corporate presentations.

Even if we are able to obtain sufficient number of customers to buy our products and services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be negatively affected.

Competition

We expect to face increasing competition in the online and offline legal services markets from law firms, solo attorneys, online legal document services, national legal plans and other service provider such as Creators Legal, Callidus AI, and Lexdot. Failure to effectively compete with these providers may adversely affect our business, results of operations, financial condition and future prospects.

Among other, we intend to provide legal documents service. The online legal document services market is evolving rapidly and is becoming increasingly competitive. Other companies that focus on the online legal document services market, and law firms that may elect to pursue the online legal document services market, could directly compete with us. Law firms and solo attorneys, who provide in-person consultations and are able to provide direct legal advice that we cannot offer due to laws and regulations regarding UPL, compete with us offline and have and may develop competing online legal services. Many of the potential competitors have focused on employer-sponsored markets or have acquired customers through in-person multi-level marketing.

Insurance

At present, we do not maintain any insurance, however we do intend to maintain insurance in the future. Because we do not have any insurance right now, if we are made a party of a products liability action, before we purchase an insurance, we are likely not to have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease the process of building the Company.

Employees; Identification of Certain Significant Employees.

As of the date of this prospectus, we have seven employees, including our director, Tatyana Muyingo, who serves as Chief Executive Officer. In addition, we have entered into agreements with the following key team members:

•	Ana Gaetu, Chief Financial Officer – responsible for financial oversight, budgeting, and compliance.
•	David Lierce, Chief Operating Officer – responsible for day-to-day operations and organizational planning.
•	Rene Laurence, Lead Software Developer – leading the architecture and development of our platform and related technology.
•	Kim Poeung, Creative Director – responsible for user experience, design, and brand visual strategy.
•	Adam Jandu, Marketing and Sales Lead – overseeing brand positioning, customer acquisition, and sales strategies.

We also employ our administrative assistant David Portel, who supports general office functions. We do not have any collective bargaining agreements, and we believe our employee relationships are good.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we conduct activities. We do not believe that existing regulations will have a negative material impact on the way we plan to conduct our business.

However, there are possible concerns that will need addressing before such a business can operate within the US and possibly China jurisdiction where we plan to carry out our operations in the future.

30

Privacy

Data storage and privacy are becoming real concerns for end users. These concerns regarding privacy and data protection can be addressed by us drafting effective terms of use and privacy policy statements that are reflective of the developer’s consumer base and privacy practices. The terms of use and privacy statements should at a minimum include, (i) what information is collected, (ii) how is it stored (iii) how is it used by the developer (iv) whether the information is shared with third parties, (v) how can the user opt out providing such information, and (vi) contact information for end user complaints of the user data. If the App does collect and share personal information, then we as the developer should get consent from the end user for doing so.

Additional considerations will arise if we collect financial, personal, or health data.

•	Terms of Use - is basically a legal agreement that we, the platform developer, are entering with every user of our app. The agreement happens automatically when a user uses our app. It basically sets forth what the app is, how it should be used, what constitutes improper use, and what the consequences of improper use will be. If we clearly lay out the rules for how our platform and the app can and cannot be used, we are lowering the possibility that someone can sue us if something bad happens as a result of their use of our app.
•	Recent Developments

On June 3, 2025, we amended our Articles of Incorporation to increase our authorized common stock from 5,000,000 shares to 90,000,000 shares. The amendment was adopted to facilitate our planned offering under this registration statement.

31

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

32

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Tatyana Muyingo, 1325 Avenue of the Americas, Fl 4 New York, New York 10019	53	President, Treasurer, Secretary and Director (Principal Executive)

Tatyana Muyingo has acted as our President, Treasurer, Secretary and Director since we incorporated on February 25, 2025. Ms. Muyingo owns 80% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Muyingo was going to be our President, Chief Executive Officer, Treasurer, and Secretary and sole member of our board of directors.

Tatyana Muyingo is a multilingual entrepreneur and cultural strategist with over a decade of cross-border digital and legal education experience in the arts. She is the ex founder and the ex-CEO of Max, Inc., creator of Arts Stage™, a bilingual legal-tech platform serving the U.S.-China performing arts industry. Her work centres on bridging legal, cultural, and creative systems to empower artists with accessible legal tools and support.

Education & Training

Classical & Contemporary Dance, Central School of Ballet, London, 1990s

Harrogate College of Arts and Technology 2015-2017

Professional Experience

10+ years leading digital legal education initiatives for the arts in the U.K., China, U.S., and Eastern Europe Developer of cross-border legal tools for performers, including contract templates, IP education, and visa support Consultant to legal and cultural institutions on international mobility, artist rights, and digital workflow design

Languages

English (fluent)

Russian (fluent)

Serbian (fluent)

Mandarin Chinese (beginner)

33

From January 2020 until February 2025, Ms. Muyingo served as the founder and Chief Executive Officer of Arts Legal, Ltd. a U.K company where she developed and operated a bilingual (English/Chinese) online legal-education and contract-template platform focused on the EU/China performing arts sector.

From 2020 through 2024, she also provided independent consulting services to cultural institutions, law firms, and artist organizations in the United Kingdom, United States, and Eastern Europe, advising on international artist mobility, intellectual property, contract design, and digital legal workflows.

Prior to 2020, Ms. Muyingo spent over a decade leading digital legal-education initiatives and developing cross-border legal tools for performers and creative professionals.

Focus Areas

International entertainment law

Digital transformation in the arts

Legal access for performers and producers

U.S.-China cultural exchange

Ana Gaetu, age 30 – Chief Financial Officer and Principal Accounting Officer.

Ana Gaetu has served as Chief Financial Officer and Principal Accounting Officer of MYX Inc. since March 2025. In her current role, Ms. Gaetu is responsible for overseeing the Company’s financial operations, including budgeting, financial reporting, cash management, internal controls, accounting policies, and preparation of the Company’s financial statements. She also manages compliance with U.S. GAAP, assists with SEC reporting matters, and supports financial planning for the development and commercialization of the Company’s digital platform.

From February 2021 to April 2025, Ms. Gaetu was a Senior Financial Analyst at ArtVista Global in London, where she managed budgeting, financial reporting, and compliance for the company’s international legal-tech and cultural consultancy activities serving the performing arts sector.

From June 2020 to January 2021, she served as Finance Manager for Help Theatre, Ltd., overseeing financial planning, audit coordination, and revenue recognition processes for the company’s U.K.–Asia theatrical operations.

Ms. Gaetu holds a Bachelor’s degree in Finance and Banking from the Bucharest University of Economic Studies (Romania, 2019) and is fluent in English and Romanian.

Since May 2025, she has devoted substantially all of her professional time to the Company and has no other board memberships or material outside business commitments that would conflict with her responsibilities.

34

David Lierce, age 50 - Chief Operating Officer.

David Lierce is responsible for operational strategy, AI-platform execution, and scaling MMM Neural’s intelligent commerce infrastructure. He holds qualifications in business operations and digital systems management from the University of Leeds, with a specialization in automation, workflow optimisation, and data-driven performance.

From March 2022 to January 2025, David served as Director of Platform Operations at NexaFlow Digital, a Leeds-based marketing technology company that builds analytics and automation tools for D2C brands.

Before that, from February 2020 to February 2022, he worked as Operations Manager at LogistiCore Systems, an eCommerce logistics-automation firm in london, supporting high-volume fulfilment infrastructure.

David joined OXO at its inception, where he now leads operational execution across engineering, product, and commercial operations.

Legal Proceedings

During the past ten years, none of our executive officers or directors — including our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer — has been involved in any bankruptcy proceeding, criminal proceeding, securities law violation, regulatory injunction, administrative order, or any other event requiring disclosure under Item 401(f) of Regulation S-K.

35

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Tatyana Muyingo, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not yet have an audit committee, and the financial decisions and oversight are currently discussed at the board level.

36

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on February 25,2025 until May 31,2025:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Tatyana Muyingo, President, Secretary and Treasurer	February 25, 2025 to May 31,2025	-0-	-0-	80,000	-0-	-0-	-0-	-0-	80,000
Ana Gaetu, CFO	February 25, 2025 to May 31, 2025	-0-	-0-	5,600	-0-	-0-	-0-	-0-	5,600

The Company has entered into employment agreements with its Executive Officer and director, Tatyana Muyingo and with its Financial Officer Anna Gaetu effective March 10, 2025.

Ms. Muyingo currently devotes a minimum of thirty (30) hours per week to manage the affairs of the Company. Beside the awarded shares package, she is willing to work with no remuneration until such time as the company starts generating sufficient revenue necessary to provide a salary to her start-up. At this time, we cannot accurately estimate when such revenues will occur to implement the compensation, or what the amount of the compensation will be.

Our Chief Financial Officer devotes approximately twenty (20) hours per week to the Company’s operations. She has also agreed to serve without remuneration for the foreseeable future. Any future compensation arrangements with the CFO will depend on the Company’s financial condition and ability to generate sustained revenue.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception on February 25,2025 until May 31,2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Tatyana Muyingo	-0-	80,000	-0-	-0-	-0-	-0-	80,000

37

Summary Compensation Table – Other Employees

The following table sets forth certain information about stock-based compensation awarded to employees who are not executive officers or 5% beneficial owners, during the period from February 25, 2025 to May 31, 2025:

Name	Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kim Poeung	Creative Director	Feb 25 – May 31, 2025	-0-	-0-	2,400	-0-	-0-	-0-	2,400
Rene Laurence	Lead Developer	Feb 25 – May 31, 2025	-0-	-0-	3,400	-0-	-0-	-0-	3,400
Adam Jandu	Marketing & Sales Lead	Feb 25 – May 31, 2025	-0-	-0-	2,200	-0-	-0-	-0-	2,200
David Portel	Administrative Assistant	Feb 25 – May 31, 2025	-0-	-0-	2,000	-0-	-0-	-0-	2,000
David Lierce	Chief Operating Officer	Feb 25 – May 31, 2025	-0-	-0-	4,400	-0-	-0-	-0-	4,400

38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the date of this prospectus, the Company has engaged in the following transactions with its officers and directors:

Office Equipment Contribution

In March 2025, our Chief Executive Officer and sole director, Tatyana Muyingo, contributed office and technical equipment to the Company. The fair value of the contributed equipment was estimated at $15,200, based on her assessment of fair market value. This non-cash contribution was recorded as a capital contribution and recognized in Additional Paid-in Capital (APIC) in the Company’s financial statements.

Equity Compensation – CEO and CFO

On February 25, 2025, the Company issued 4,000,000 shares of restricted common stock to Tatyana Muyingo, our Chief Executive Officer and director, in exchange for services and contributions to the Company’s early-stage operations. These shares were valued at $80,000 and were issued in accordance with her employment agreement. The shares are subject to restrictions under Rule 144 of the Securities Act.

The Company also issued 280,000 shares of restricted common stock (approximately 5.6% of the total issued and outstanding shares) to its Chief Financial Officer, Ana Gaetu, as part of her employment-based equity compensation. These shares were issued at par value and are similarly subject to resale restrictions under Rule 144.

Other Related Party Transactions

In addition to the equity issued to the CEO and CFO, the Company has issued restricted stock to other employees under their employment agreements. However, these individuals do not beneficially own more than 5 % of Company’s outstanding shares. All such equity awards were made for services rendered, are non-cash in nature, and are subject to applicable securities laws.

Except as described above, there have been no transactions since inception between the Company and any director, executive officer, 5% stockholder, or any member of their immediate family that would require disclosure pursuant to Item 404 of Regulation S-K.

Tatyana Muyingo will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Muyingo’s receipt of founders shares from the Company as compensation for services rendered, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Muyingo, directly or indirectly, from the Company.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31,2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Tatyana Muyingo 1325 Avenue of the Americas, Fl 4 New York 10019	4,000,000 shares of common stock (direct)5.6	80

Common Stock	Ana Gaetu 1 Finsbury Ave Broadgate, London EC2M 2PF United Kingdom	280,000 shares of common stock (direct)	5.6

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 31,2025, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our CEO and director, and also to our CFO and other employees, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

40

PLAN OF DISTRIBUTION

We are registering 9,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Muyingo, our CEO and director, will sell the shares directly to family and friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Muyingo will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our CEO and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our CEO and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our CEO and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our CEO and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our CEO and director must restricts her participation to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our CEO and director;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Our CEO and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

41

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “MYX, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

42

DESCRIPTION OF SECURITIES

GENERAL

As of May 31, 2025 our authorized capital stock consisted of 5,000,000 shares of common stock, par value $0.02 per share. Recent Developments.

On June 3, 2025, we amended our Articles of Incorporation to increase our authorized common stock from 5,000,000 shares to 90,000,000 shares. The amendment was adopted to facilitate our planned offering under this registration statement.

As of May 31, 2025 there were 5,000,000 shares of our common stock issued and outstanding those were held by seven (7) registered stockholder of record, and there are no shares of preferred stock issued and outstanding. Our CEO and director, Tatyana Muyingo owns 4,000,000 shares of our common stock currently issued and outstanding, and also our CFO owns 280,000 shares and the total number of shares owned by other employees is 720,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

43

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with MYX, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Aloba, Awomolo & Partners is our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.

Aloba, Awomolo & Partners has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Haddan & Zepfel LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

44

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Aloba, Awomolo & Partners.

Our audited financial statements for the period from February 25, 2025 (inception) to May 31, 2025 follow next:

45

F-1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MYX Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of MYX Inc. (the Company) as of May 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the period ended May 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, and the results of its operations and its cash flows for the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Explanatory Paragraph – Correction of an Error

As discussed in Note 12 to the financial statements, the Company has restated its previously issued statement of cash flows to correct an error. The correction affected the classification of certain cash flow items and did not impact the Company’s balance sheet, statement of operations, or stockholders’ equity. Our opinion is not modified with respect to this matter.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant operating losses since inception, has an accumulated deficit of $99,083 as of May 31, 2025, and has limited cash flows to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

September 5, 2025

F-2

MYX Inc.

BALANCE SHEET

MAY 31, 2025
ASSETS
Current assets
Accounts receivable	$27,200
Total current assets	27,200

Non-Current assets
Intangibles	32,400
Equipment (net)	13,933
Total Non-Current assets	46,333

TOTAL ASSETS	$73,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$32,400
Unearned revenue	25,016
Total Current Liabilities	57,416
Non-Current Liabilities	–

Total Liabilities	57,416

Stockholders’ Equity (Deficit)
Common stock, $0.02 par value, 5,000,000 shares authorized; 5,000,000 shares issued and outstanding	100,000
Additional Paid-In-Capital	15,200
Accumulated Deficit	(99,083)
Total Stockholders’ equity (deficit)	16,117
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$73,533

The accompanying notes are an integral part of these financial statements.

F-3

MYX Inc.

STATEMENTS OF OPERATIONS

For the period ended May 31, 2025
Revenue	$2,184
Cost of revenue	–
Gross Profit	2,184

Operating Expenses
General and administrative expenses	101,267
Total Operating expenses	(101,267)
Income (Loss) before provision for income taxes	(99,083)

Provision for income taxes	–

Net income (loss)	$(99.083)

Income (loss) per common share:
Basic and diluted	$(0.02)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	5,000,000

The accompanying notes are an integral part of these financial statements.

F-4

MYX Inc.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD ENDED MAY 31, 2025

	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance at February 25, 2025	–	$–	$–	$–	$–
Shares issued at $0.02	5,000,000	100,000	–	–	100,000
Non-cash contribution of equipment	–	–	15,200	–	15,200
Net loss	–	–	–	(99,083)	(99,083)
Balances as of May 31, 2025	5,000,000	$100,000	$15,200	$(99,083)	$16,117

The accompanying notes are an integral part of these financial statements.

F-5

MYX Inc.

STATEMENTS OF CASH FLOWS

(RESTATED)

For the period ended May 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(99,083)
Adjustment as of non-cash items;
Depreciation	1,267
Accounts receivable	(27,200)
Unearned revenue	25,016
Stock-based compensation	100,000
Changes in operating assets and liabilities	99,083
Net cash provided by (used in) Operating activities	–

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software platform costs	–
Net cash provided by Investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing activities	–
Increase (decrease) in cash and equivalents	–
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$–

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the period ended May 31, 2025, the Company capitalized $32,400 of internal-use software development costs that were incurred through accrued expenses. No cash was paid related to these costs during the period.

The accompanying notes are an integral part of these financial statements.

F-6

MYX INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

MYX Inc. was incorporated in Wyoming on February 25, 2025. We are an early-stage company building an intuitive, web-based platform that delivers on-demand consulting services, accessible anytime, anywhere.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected May 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

F-7

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-8

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, which requires the Company to apply a five-step model:

1. Identify the contract with a customer

2. Identify the performance obligations

3. Determine the transaction price

4. Allocate the transaction price to the performance obligations

5. Recognize revenue when (or as) the performance obligations are satisfied

The Company generates revenue primarily from:

subscription-based access to its digital platform, and

cross-platform marketing services provided to clients.

Revenue from subscription agreements is recognized over time on a straight-line basis during the subscription term as platform access is provided.

Revenue from marketing services is recognized over time as services are performed and delivered to the customer, based on the Company’s proportionate performance toward completion.

Amounts invoiced in excess of revenue recognized are recorded as unearned revenue.

Amounts earned but not yet collected are recorded as accounts receivable.

F-9

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-10

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended May 31, 2025.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

F-11

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-12

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a. Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligation

c. Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a. Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c. Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after May 31,2025, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a net loss of 99,083 for the period ended May 31,2025. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

F-13

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – EQUIPMENT (NET)

During the fiscal year ended [May 31, 2025], the Company received a non-cash contribution of office equipment from its Chief Executive Officer with a total estimated fair value of $15,200. The contributed assets primarily consist of technology-related equipment, including a laptop computer, desktop workstation, monitors, mobile device, and related peripheral devices.

The fair value of these items was determined based on estimated market prices for similar equipment as of the date of contribution. The full amount was recorded as a long-term asset under “Office Equipment” with a corresponding credit to Additional Paid-in Capital (APIC). No cash was exchanged in connection with this transaction.

This non-cash contribution is presented as a separate line item in the accompanying Statement of Stockholders’ Equity.

The Company began depreciating the equipment on a straight-line basis over three years, starting March 1, 2025. Monthly depreciation is $422.

As of May 31, 2025, the Company has recorded three months of depreciation, totaling $1,267. The net book value of the office equipment is $13,933.

Depreciation expense is included in general and administrative expenses in the statement of operations.

NOTE 5 – CAPITALISED SOFTWARE DEVELOPMENT COSTS

During the fiscal year ended May 31, 2025, the Company capitalized $32,400 in internal-use software development costs related to the buildout of its core technology platform. These costs consist primarily of contractor payments for software development services and cloud infrastructure used during the application development stage, in accordance with ASC 350-40, Internal-Use Software.

Capitalization began once the project reached the application development phase and management determined that the costs met the criteria for capitalization under U.S. GAAP. No amortization was recorded during the fiscal year as the platform was not yet placed into service. Amortization is expected to begin on July 1, 2025, on a straight-line basis over a three-year estimated useful life.

A portion of the capitalized software development costs totaling $32,400 was recorded through accrued expenses and represents a non-cash investing activity, as disclosed in the supplemental schedule of non-cash investing and financing activities included within the Statement of Cash Flows.

Non-cash activity: $32,400 capitalized software costs incurred, not paid in cash during the period.

F-14

NOTE 6 – ACCOUNTS RECEIVABLE

As of May 31, 2025, accounts receivable totaled $27,200 and consisted of the following:

$2,200 under two client subscription agreements (each totaling $1,100) for access to the Company’s online consulting platform.

$25,000 under a cross-platform marketing services agreement for a multi-phase campaign scheduled over several months.

As of the reporting date, the Company had delivered a portion of the contracted services, including one month of platform-based access during the beta testing phase ($184 recognized as revenue) and marketing services valued at $2,000. The remaining balance relates to services not yet delivered and will be recognized as revenue as performance obligations are satisfied.

All receivables are due under executed agreements and are considered fully collectible. Accordingly, no allowance for doubtful accounts has been recorded.

NOTE 7 – UNEARNED REVENUE

As of May 31, 2025, unearned revenue totaled $25,016 and represents amounts billed but not yet earned under existing service agreements. Specifically:

$2,016 relates to the remaining eleven months of subscription-based legal and consulting services under two client agreements; and

$23,000 relates to undelivered marketing services under a $25,000 cross-platform marketing agreement.

Revenue from these agreements will be recognized as services are performed in accordance with the Company’s revenue recognition policy.

NOTE 8 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when performance obligations are satisfied, typically when services are rendered or access to services is provided to the customer.

For subscription-based services, revenue is recognized ratably over the service period. For marketing services, revenue is recognized as specific deliverables are completed and accepted by the customer.

During the period ended May 31, 2025, the Company recognized $2,184 in revenue:

$184 related to one month of subscription service under early access agreements; and

$2,000 for marketing services delivered under a fixed-fee agreement.

F-15

NOTE 9 – COMMON STOCK ISSUED FOR SERVICES

During the period ended May 31, 2025, the Company issued a total of 5,000,000 shares of common stock at a par value of $0.02 per share in exchange for services rendered, as outlined in employment agreements:

4,000,000 shares were issued to the Company’s Chief Executive Officer for strategic, operational, and developmental contributions in connection with the Company’s formation and initial operations.

1,000,000 shares were issued to other employees of the Company under the terms of their respective employment agreements.

These issuances were recorded at par value only, with no additional paid-in capital (APIC) recognized. The aggregate value of the stock compensation totaled $100,000, which was recorded as follows:

Dr. Compensation Expense: $100,000

Cr. Common Stock (at par $0.02): $100,000

The shares were issued as fully vested and unrestricted. No formal equity incentive plan was in place at the time of issuance.

NOTE 10– RELATED PARTIES

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-16

As of May 31, 2025, the Company engaged in the following transactions with related parties:

Director Contribution of Equipment:

The Company received a non-cash contribution of equipment valued at $15,200 from its sole director Tatyana Muyingo, who is also the Chief Executive Officer (CEO). The contribution was recorded as additional paid-in capital and classified as long-term office equipment in the balance sheet.

Stock-Based Compensation to CEO and CFO:

The Company entered into employment agreements with its CEO Tatyana Muyingo and Chief Financial Officer (CFO) Ana Gaetu. Pursuant to these agreements, the Company issued:

4,000,000 shares of common stock to the CEO, valued at $80,000, and

280,000 shares of common stock to the CFO, valued at $5,600, as compensation for their services. These issuances were accounted for as stock-based compensation expense.

Stock Compensation to COO:

The Company also issued 220,000 shares of common stock to the Chief Operating Officer (COO) David Lierce under his employment agreement, valued at $4,400. While the COO is not a 5% shareholder or executive officer for SEC purposes, the transaction is disclosed herein as a related party transaction due to his officer role.

These related party transactions were approved by the Company’s board of directors and were executed on terms management believes to be equivalent to those that could have been obtained from unrelated third parties.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 5, 2025, the date the financial statements were available to be issued.

On August 28, 2025, the Wyoming Secretary of State filed and accepted the Company’s Articles of Amendment to increase the number of authorized shares of common stock to 90,000,000. The amendment was made in connection with our planned initial public offering.

This amendment was effective upon filing. No other material subsequent events requiring adjustment or disclosure in the financial statements were identified.

NOTE 12 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company identified an error in the classification of certain capitalized internal-use software development costs in the previously issued Statements of Cash Flows for the period ended May 31, 2025. These costs, totaling $32,400, were incurred through accrued expenses and were previously included within investing activities, although no cash was paid related to these costs during the period.

As a result, the accompanying Statements of Cash Flows for the period ended May 31, 2025 have been restated to remove $32,400 from investing cash flows and to disclose such amount as non-cash investing activities in the Supplemental Disclosure of Non-Cash Investing and Financing Activities.

The restatement did not impact total cash, net loss, or stockholders’ equity.

F-17

MYX Inc.

CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE SIX MONTHS ENDED November 30, 2025

F-18

MYX Inc.

BALANCE SHEET

	November 30, 2025	May 31,2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Accounts receivable	$39,700	$27,200
Total current assets	39,700	27,200

Non-Current assets
Intangibles	34,444	32,400
Equipment (net)	11,400	13,933
Total Non-Current assets	45,844	46,333

TOTAL ASSETS	$85,544	$73,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$–	$32,400
Accounts payable	40,000	–
Short-term loans from shareholder	3,109	–
Unearned Revenue	23,287	25,016
Total Current Liabilities	66,396	57,416

Non-Current Liabilities	–	–

Total Liabilities	66,396	57,416

Stockholders’ Equity (Deficit)
Common stock, $0.02 par value, 90,000,000 shares authorized; 5,000,000 shares issued and outstanding	100,000	100,000
Additional Paid-In-Capital	15,200	15,200
Accumulated Deficit	(96,052)	(99,083)
Total Stockholders’ equity (deficit)	19,148	16,117
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$85,544	$73,533

F-19

MYX Inc.

STATEMENTS OF OPERATIONS

(UNAUDITED)

For the period from June 1,2025 to November 30, 2025
Revenue	$14,229
Cost of revenue	–
Gross Profit	14,229

Operating Expenses
General and administrative expenses	11,198
Total Operating expenses	(11,198)
Income (Loss) before provision for income taxes	3,031

Provision for income taxes	–

Net income (loss)	$3,031

Income (loss) per common share:
Basic and diluted	$0.0006

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	5,000,000

F-20

MYX Inc.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM JUNE 1, 2025 TO NOVEMBER 30, 2025

(UNAUDITED)

	Number of Common Shares	Amount	Additional Paid-In-Capital	Deficit accumulated	Total
Balance as of May 31, 2025	5,000,000	$100,000	$15,200	$(99,083)	$16,117

Net income for the period	–	–	–	3,031	3,031
Balance at November 30, 2025	5,000,000	$100,000	$15,200	$(96,052)	$19,148

F-21

MYX Inc.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the period from June 1,2025 to November 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,031
Adjustment as of non-cash items;
Depreciation	2,533
Amortization	5,556
Accounts payable	40,000
Accounts receivable	(12,500)
Accrued expenses	(32,400)
Unearned revenue	(1,729)
Short-term loan from shareholder	3,109
Changes in operating assets and liabilities	4,569
Net cash provided by (used in) Operating activities	7,600

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software platform costs	(7,600)
Net cash provided by Investing activities	(7,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing activities	–
Increase (decrease) in cash and equivalents	–
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$–

F-22

MYX Inc.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED NOVEMBER 30, 2025

NOTE 1 – ORGANIZATION AND OPERATIONS

MYX Inc. (“the Company”) was incorporated in Wyoming on February 25, 2025. The Company is an early-stage entity developing a web-based platform that provides educational and informational tools for legal, operational, and business navigation within the performing arts sector.

The accompanying unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions of Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required for complete annual financial statements and should be read in conjunction with the audited financial statements and notes thereto included in this Registration Statement.

In the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial information have been included. Such adjustments consist only of normal recurring items. The interim results of operations are not necessarily indicative of the results that may be expected for the full fiscal year.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The accounting policies applied in preparing these unaudited interim financial statements are consistent with those described in Note 2 – Significant and Critical Accounting Policies and Practices to the audited financial statements as of and for the period ended May 31, 2025, included elsewhere in this Registration Statement. There have been no material changes to the Company’s significant accounting policies during the interim period.

The preparation of interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ from those estimates.

NOTE 3 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

Although the Company generated a small net income of $3,031 for the six months ended November 30, 2025, accumulated losses from prior periods continue to raise substantial doubt about the Company’s ability to continue as a going concern without additional funding.

 The Company is in the process of further developing its operations and expanding its revenue-generating activities. While the Company generated net income during the current period, its cash resources remain limited and may not be sufficient to support ongoing operating activities over the next twelve months without additional capital.

F-23

Management intends to seek additional financing through private placements or a public offering to support continued implementation of its business plan and to fund working capital requirements. Although management believes that the Company’s business strategy is viable and that additional financing may be obtainable, there can be no assurance that such financing will be available on acceptable terms, or at all.

The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient operating revenues and to obtain additional financing as needed.

NOTE 4 – EQUIPMENT (NET)

During the fiscal year ended May 31, 2025, the Company received a non-cash contribution of office equipment from its Chief Executive Officer with a total estimated fair value of $15,200. The contributed assets primarily consist of technology-related equipment, including a laptop computer, desktop workstation, monitors, mobile device, and related peripheral devices.

The fair value of these items was determined based on estimated market prices for similar equipment as of the date of contribution. The full amount was recorded as a long-term asset under “Office Equipment” with a corresponding credit to Additional Paid-in Capital (APIC). No cash was exchanged in connection with this transaction.

The Company began depreciating the equipment on a straight-line basis over three years, starting March 1, 2025. Monthly depreciation is $422.

As of November 30, 2025, the Company has recorded a total of nine months of depreciation on its office equipment, amounting to $3,800. The net book value of the equipment was $11,400 as of the reporting date.

Depreciation expense is included in general and administrative expenses in the statement of operations.

NOTE 5 – CAPITALISED SOFTWARE DEVELOPMENT COSTS

During the fiscal year ended May 31, 2025, the Company capitalized $32,400 in internal-use software development costs related to the buildout of its core technology platform. In July 2025, an additional $7,600 was capitalized upon completion and final delivery of the platform, bringing the total capitalized cost to $40,000.

These costs primarily consist of contractor payments for software development services and cloud infrastructure incurred during the application development stage, in accordance with ASC 350-40, Internal-Use Software.

The platform was completed and placed into service on July 1, 2025, and the Company commenced amortization on a straight-line basis over a three-year estimated useful life. As of November 30, 2025, five months of amortization expense totaling $5,556 had been recorded, resulting in a net book value of $34,444 for the capitalized software development costs.

NOTE 6 - ACCOUNTS RECEIVABLE

As of November 30, 2025, accounts receivable totaled $39,700 and consisted of the following:

$2,200 related to two client subscription agreements (each totaling $1,100) for access to the Company’s digital consulting platform.

F-24

$25,000 related to a cross-platform marketing services agreement for a multi-phase promotional campaign.

$12,500 related to a twelve-month data access and analytics services agreement entered into on November 15, 2025.

During the period from June 1 to November 30, 2025, the Company delivered:

$1,104 of subscription-based revenue (of which $184 relates to access provided during the beta phase prior to July 1, 2025), and

$12,500 of marketing services performed under the cross-platform marketing agreement.

$625 of revenue recognized under the data access and analytics services agreement for services provided from November 15, 2025 through November 30, 2025.

The Company evaluates the collectibility of accounts receivable on an ongoing basis and determined that no allowance for doubtful accounts was necessary as of November 30, 2025.

The remaining balance relates to services not yet delivered and will be recognized as revenue as the Company satisfies its performance obligations under the respective agreements.

All receivables are due under executed contracts and are considered fully collectible. Accordingly, no allowance for doubtful accounts has been recorded.

NOTE 7 – UNEARNED REVENUE

As of November 30, 2025, unearned revenue totaled $23,287 and represents amounts billed but not yet earned under existing service agreements. Specifically:

Subscription Agreements

Total contract value: $2,200

Cumulative revenue recognized: $1,288 ($184 recognized during the fiscal year ended May 31, 2025 and $1,104 recognized during the six months ended November 30, 2025)

Unearned subscription revenue: $912

Marketing Services Agreement

Total contract value: $25,000

Cumulative revenue recognized: $14,500 ($2,000 recognized during the fiscal year ended May 31, 2025 and $12,500 recognized during the six months ended November 30, 2025)

Unearned marketing revenue: $10,500

Data Access and Analytics Services Agreement

Total contract value: $12,500

Cumulative revenue recognized: $625

Unearned data access revenue: $11,875

Revenue from these agreements will be recognized as services are performed or access is provided in accordance with the Company’s revenue recognition policy under ASC 606.

F-25

NOTE 8 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of services is transferred to customers and performance obligations are satisfied.

The Company has three revenue streams:

1. Subscription Revenue

The Company provides annual subscription access to its online consulting platform.

Revenue is recognized ratably over the 12-month subscription term as access is provided.

For the six months ended November 30, 2025, the Company recognized $1,104 in subscription revenue.

Cumulative subscription revenue recognized since contract inception totals $1,288, of which $184 was recognized during the fiscal year ended May 31, 2025 and $1,104 was recognized during the six months ended November 30, 2025.

2. Marketing Services Revenue

Under a marketing services agreement dated May 1, 2025, the Company provides multi-phase promotional services.

Revenue is recognized as specific deliverables are completed and performance obligations are satisfied.

For the six months ended November 30, 2025, the Company recognized $12,500 in marketing services revenue.

Cumulative revenue recognized under this agreement totals $14,500, of which $2,000 was recognized during the fiscal year ended May 31, 2025 and $12,500 was recognized during the six months ended November 30, 2025.

3. Data Access and Analytics Services Revenue

Under a data access and analytics services agreement entered into on November 15, 2025, the Company provides twelve-month access to aggregated analytical services from November 15, 2025 through November 14, 2026.

Revenue is recognized ratably over the service term as access is provided.

For the six months ended November 30, 2025, the Company recognized $625 in revenue under this agreement.

Cumulative revenue recognized under this agreement totals $625 as of November 30, 2025.

Total Revenue

Revenue for the six months ended November 30, 2025 totaled $14,229.

F-26

NOTE 9 – RELATED PARTIES

During the interim period from June 1, 2025 to August 31, 2025, the Company entered into the following related-party transaction:

Short-term loan from CEO:

The Company received a short-term, non-interest-bearing loan of $3,109 from its Chief Executive Officer, Ms. Tatyana Muyingo, to support working capital needs. The loan is unsecured and payable on demand. As of November 30, 2025, the outstanding balance of this loan was $3,109.

There were no other related-party transactions during the interim period.

No compensation, stock issuances, or additional contributions were made by related parties during this period.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 30, 2025, the date the financial statements were issued, and has determined that there were no subsequent events requiring adjustment to or disclosure in the financial statements.

F-27

PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

MYX, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$27.56
Auditor Fees and Expenses	3,500.00
Legal Fees and Expenses	2,500.00
EDGAR fees	1,000.00
Transfer Agent Fees	0.00
TOTAL	$7,027.56

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

MYX, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling MYX, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued an aggregate of 5,000,000 shares of common stock to our Chief Executive Officer Tatyana Muyingo, our Chief Financial Officer Ana Gaetu, and other employees in connection with services rendered to the Company. These issuances were made pursuant to written employment agreements, and no cash consideration was received.

The securities were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 701 under the Securities Act, as applicable, as transactions by an issuer not involving a public offering or under compensatory benefit plans.

All shares issued were designated as restricted securities under Rule 144 of the Securities Act and are subject to applicable transfer restrictions.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	Articles of Amendment
3.3*	Bylaws
5.1*	Legal Opinion Regarding the Legality of the Securities Being Registered
10.1*	CEO Employment Agreement
10.2*	CFO Employment Agreement
10.3*	Private Placement Subscription Agreement – CEO
10.4*	Private Placement Subscription Agreement – CEO
10.5*	Cross Marketing Agreement – Kenneth Tindle Ltd. (dated May 1, 2025)
10.6 *	Legal Stage Subscription Agreement - Financial Advice Boutique, Ltd. (dated April 14, 2025)
10.7*	Legal Stage Subscription Agreement - Proekta, Ltd. (dated April 3, 2025)
10.8*	Form of Shareholders Subscription Agreement
10.9*	Software Development Agreement (dated March 1, 2025)
10.10**	Data Access & Analytics Service Agreement (dated November 15, 2025)
23.1***	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Counsel (See Exhibit 5.1)
107*	Filing Fee Table

*	Incorporated by reference to the Company’s Form S-1, filed with the the Securities and Exchange Commission on September 23, 2025.
**	Incorporated by reference to the Company’s Form S-1/A, filed with the the Securities and Exchange Commission on February 20, 2026.
***	Filed herewith.

II-2

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-3

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 1325 Avenue of the Americas, Fl 4, New York, New York 10019, United States, on March 23, 2026.

MYX, INC.

By:	/s/ Tatyana Muyingo
	Name	Tatyana Muyingo
	Title:	President, Treasurer and Secretary (Principal Executive)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tatyana Muyingo	President, Treasurer, Secretary and Director
Tatyana Muyingo	(Principal Executive)	March 23, 2026

/s/ Ana Gaetu	Chief Financial Officer	March 23, 2026
Ana Gaetu	(Principal Financial Officer and Principal Accounting Officer)

II-5